Exhibit 10.31

FORBEARANCE AGREEMENT AND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

DATE:	Effective as of July 31, 2009

PARTIES:	Borrowers:	NUTRACEA, a California corporation, and NUTRAPHOENIX, LLC, a Delaware limited liability company

	Lender:	WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division

I.	RECITALS:

A.            Obligations Owing to Lender. Borrowers are obligated to Lender pursuant to the terms and conditions of the Credit and Security Agreement dated as of December 18, 2008 (the "Credit Agreement"), which evidence the Indebtedness. Unless otherwise indicated, capitalized terms used in this Agreement will correspond to the capitalized terms used in the Credit Agreement.

B.            Security for Repayment and Satisfaction of Obligations Owing to Lender. As security for repayment and satisfaction of all Indebtedness owing from Borrower, Lender holds (among other things) valid, perfected, and enforceable first priority liens and a Security Interest in all of the Collateral described in the Credit Agreement and a first lien on a certain real property with a street address of 4502 West Monterosa, Phoenix, Arizona (the "Property").

C.            Loan Documents. The obligations set forth in Paragraph A above, and the Security Interest of Lender in the Collateral described in Paragraph B above are evidenced by (among other things) the following Loan Documents:

1.           The Credit Agreement;

2.           The Revolving Note dated December 18, 2008 in the original principal amount of $2,500,000 (the "Revolving Note");

3.           The Term Note dated December 18, 2008 in the original principal amount of $2,500,000 (the "Term Note");

4.           The Real Estate Note dated December 18, 2008 in the original principal amount of $5,000,000 (the "Real Estate Note and together with the Revolving Note and the Term Note, the "Notes");

5.           The Deed of Trust, Assignment of Rents and Leases, and Fixture Filing dated December 18, 2008, executed by NutraPhoenix, LLC, in favor of Lender and recorded December 22, 2008 as Document No. 2008-1076174 in the Official Records of Maricopa County; and

6.           Various UCC Financing Statements.

D.           Outstanding Indebtedness Under the Loan Documents. Computed as of July 24, 2009, Borrowers are indebted to Lender in the amount of at least $3,309,439.00 in unpaid principal, not including accrued and accruing interest, costs, and expenses (including attorneys' fees), and not including issued and undrawn obligations under the Letters of Credit, for which Borrowers are also indebted to Lender under the Loan Documents.

E.            Existing Defaults Under the Credit Agreement. Borrowers are presently in default of their obligations to Lender under the Credit Agreement and the Loan Documents, for inter alia (collectively, the "Existing Defaults"):

1.           Section 1.4(a) of the Credit Agreement as a result of Borrowers' failure to deposit all Proceeds of Accounts and other Collateral into the Collection Account.

2.           Section 1.4(b) of the Credit Agreement as a result of Borrowers' Letter Agreement dated May 14, 2009 with Fanners Rice Cooperative ("FCR Agreement"), which requires Borrowers to instruct its customers to make certain payments (the "FCR Payments") into a lockbox account jointly established by Farmers Rice Cooperative and NutraCea.

3.           Section 5.1(a) of the Credit Agreement as a result of Borrowers' failure to deliver audited financial statements for 2008 within 90 days of Borrowers' fiscal year end.

4.           Section 5.1(b) of the Credit Agreement as a result of Borrowers' failure to deliver quarterly financial statements for the period ending March 31, 2009 by May 10, 2009.

5.           Section 5.1(c) of the Credit Agreement as a result of Borrowers' failure to deliver their February 2009, March 2009, May 2009, and June 2009 collateral reports within 15 days of the end of the applicable month.

6.           Section 5.2(d) of the Credit Agreement as a result of Borrowers' Capital Expenditures exceeding $5,000,000.00 in the aggregate during the fourth quarter 2008.

7.           Section 5.12 of the Credit Agreement as a result of Borrowers' failure to pay real estate taxes from the Property when due.

8.           Section 5.12 of the Credit Agreement as a result of Borrowers' failure to pay all lawful claims for labor, materials and supplies.

9.           Section 5.13(b) of the Credit Agreement as a result of the filing of Notices and Claims of Mechanic's and Materialman's Liens (collectively, the "Mechanic's Liens") on the Property.

10.           Section 4.4 of the Deed of Trust as a result of the Mechanic's Liens being filed on the Property without prior approval of Lender.

11.           Based upon the draft income statement for the twelve months ending December 31, 2008 delivered by Borrowers to Lender, Borrowers additionally appear to be in default of various financial covenants under the Credit Agreement, including without limitation Borrowers' failure to maintain a cumulative quarterly Debt Service Coverage Ratio of not less than 1.2 to 1.0, for the quarter ending March 31, 2009.

F.            Acknowledgement of Lender's Rights and Remedies. Based on the Existing Defaults, Borrowers acknowledge and confirm that Lender has (among other things) the unconditional right to exercise all of its remedies under the Loan Documents, including but not limited to, the right to declare the Indebtedness immediately due and payable and to proceed immediately with collection and liquidation of its Collateral and its Security Interest.

G.            Request for Forbearance and Other Modifications of Loan Documents. Borrowers have requested that Lender forbear from exercising its rights and remedies with respect to all Existing Defaults from the date of this Agreement through January 31, 2010 (the "Forbearance Period"). Borrowers also have requested certain modifications to the Loan Documents. Although it is under no obligation to do so, Lender agrees to accommodate Borrowers' request for certain modifications to the Loan Documents, and Lender agrees to forbear from exercising its rights and remedies with respect to the Existing Defaults, so long as Borrowers satisfy all of the conditions set forth in Section II below, and provided that Borrowers comply with all other obligations under the Credit Agreement and Loan Documents (as modified by this Agreement).

II.	OPERATIVE PROVISIONS.

For present and fair consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:

1.            INCORPORATION OF RECITALS. The foregoing Recitals are incorporated into these Operative Provisions without any difference or distinction between the two (2) segments of this Agreement. Borrowers acknowledge and confirm that each of the foregoing Recitals is true and correct.

2.	CONDITIONS.

2.1           Conditions to Forbearance and Loan Modifications. Lender's forbearance with respect to Existing Defaults and the modification of the Loan Documents pursuant to this Agreement are expressly conditioned upon the satisfaction of the following conditions:

(a)         Delivery of this Agreement. Borrowers shall have delivered to Lender a fully-executed original of this Agreement.

(b)         No New Defaults. No new default or Event of Default shall occur under the Loan Documents, as amended by this Agreement. Notwithstanding the foregoing, Lender will not be deemed to have waived any rights or remedies arising as a result of any new default or Event of Default by Borrowers under the Loan Documents.

(c)         Reimbursement of Lender's Costs and Expenses. Borrowers will reimburse Lender for all of its costs and expenses (including attorneys' fees) incurred in relation to this Agreement and the transactions contemplated by this Agreement.

(d)         Dillon Property Deed of Trust. Borrowers will deliver to Lender a fully-executed Deed of Trust (the "Dillon Deed of Trust") in a form acceptable to Lender in its sole and absolute discretion, granting Lender a first priority lien on certain real property located at 3512 E. Bench Dillon, Montana (the "Dillon Property"). In addition, if Lender requires, Borrowers, at Borrowers' expense, will provide a Lender's policy or other title policy in a form acceptable to Lender. Borrowers anticipate negotiating the sale of the Dillon Property prior to the expiration of the Forbearance Period. In the event Borrowers seek to sell the Dillon Property, such sale is subject to Lender's review and approval of the purchase and sale agreement, in Lender's sole and absolute discretion. Subject to Lender's review and approval of the purchase agreement, in the event there are no additional defaults or Events of Default, and provided there is no material adverse change in Borrowers' financial condition, Lender will release the Dillon Deed of Trust in connection with such sale upon Lender's receipt of $1,000,000.00 of the proceeds of such sale.

(e)         Master Agreement for Treasury Management Services. Borrowers shall deliver to Lender a fully-executed Master Agreement for Treasury Management Services, and Lockbox and Collection Account Service Agreement Description and Acceptance of Services.

(f)          Certificate of Officer; Certificates of Good Standing. Borrowers shall deliver to Lender Certificates of Officers (in form and substance acceptable to Lender) certifying as to the authority of an Officer of each Borrower to execute and deliver this Agreement and such other matters as Lender may require, along with a certificate of good standing for each Borrower issued by the governmental authorities in each of the states in which Borrowers conduct their business activities, each dated no earlier than the date that is 30 days prior to the date of this Agreement evidencing Borrowers' good standing in such states.

(g)         Resolutions and Authorizations. Borrowers shall deliver to Lender resolutions and authorizations (in form and substance acceptable to Lender), together with such additional documentation as Lender may require, authorizing Borrowers to enter into this Agreement and to perform their respective duties and obligations hereunder.

(h)         No Material Adverse Change. No material adverse change (to be determined in Lender's sole judgment) shall have occurred relative to or affecting Borrowers, Borrowers' business activities, operations and projections, the Collateral, the Premises, the Security Interest or the liens, security interests, and rights of Lender.

(i)           Miscellaneous. Borrowers shall perform or cause to be performed such additional conditions and shall deliver or cause to be delivered to Lender such additional documentation as Lender may require in Lender's sole and absolute discretion.

2.2           Continued Effect of Loan Documents. Except as otherwise provided herein, the Loan Documents and all other documents and agreements between Lender and Borrowers shall remain in full force and effect.

2.3           No Accommodations Without Satisfaction of All Conditions. Unless all of the conditions set forth above are satisfied, Lender will be free to exercise all of its rights and remedies under the Loan Documents.   So long as all of the conditions set forth above are satisfied, and provided that the Borrowers comply with all of their respective obligations under the Loan Documents as modified by this Agreement, Lender will forbear during the Forbearance Period from exercising its rights and remedies with respect to the Existing Defaults, and Lender will agree to modify the Loan Documents as provided below.

3.	MODIFICATION OF LOAN DOCUMENTS. The Loan Documents are modified as follows:

3.1           Modification of Borrowing Base. Section 1.2(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"Borrowing Base. The borrowing base (the "Borrowing Base") is an amount equal to:

(i)            75% or such lesser percentage of Eligible Accounts as Wells Fargo in its sole discretion may deem appropriate, or $1,500,000.00, which ever is less, less

(ii)            the Borrowing Base Reserve, less

(iii)           Indebtedness that Company owes Wells Fargo that has not been advanced on the Revolving Note, less

(iv)           Indebtedness that is not otherwise described in Section 1, including Indebtedness that Wells Fargo in its sole discretion finds on the date of determination to be equal to Wells Fargo's net credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or similar transaction or arrangement extended to Company by Wells Fargo and any Indebtedness owed by Company to Wells Fargo Merchant Services, L.L.C.

Notwithstanding the foregoing, Borrowers acknowledge that until the expiration of the FCR Agreement and the termination of the lockbox account jointly established between Farmers Rice Cooperative and NutraCea, the FCR Payments shall not be deemed Eligible Accounts.

3.2           Lockbox. Pursuant to Section 1.4 of the Credit Agreement, Borrowers shall immediately direct all of Borrowers' account debtors to make all payments to the Lockbox or to Lender directly by wire transfer or other immediately available funds.

3.3           Interest Rates Applicable to Line of Credit and Real Estate Loan. Section 1.7(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"Except as otherwise provided in this Agreement, the unpaid principal amount of each Line of Credit Advance evidenced by the Revolving Note and the Real Estate Loan Advance evidenced by the Real Estate Term Note, shall accrue interest at an annual interest rate calculated as follows:

Floating Rate:

Line of Credit Advances = the Prime Rate plus five and one half percent (5.5%);

Real Estate Loan Advance = the Prime Rate plus six percent (6.0%);

which interest rate shall change whenever the Prime Rate changes (the "Floating Rate"). Notwithstanding the foregoing, as an accommodation to Borrowers, Lender will defer three percentage points of each of the Floating Rates set forth above until the earlier of: (i) termination of the Credit Facility; or (ii) January 31, 2010, at which time all such deferred interest shall be due and payable.

3.4           Line of Credit Advances. Notwithstanding the Section 3.1 herein or any other provisions in the Credit Agreement or the Loan Documents, during the Forbearance Period, Lender shall make to Borrowers the following advances under the Line of Credit:

(a)         $250,000.00 for settlement of all claims arising out of or in connection with that certain complaint filed by W.D. Manor Mechanical Contractors, Inc., Maricopa County Superior Court Case No. CV2009-013957 (the "Complaint"), which may be made in increments upon receipt of all requirements set forth in Section 3.12 of this Agreement and further subject to the terms and conditions set forth herein; and

(b)         $85,000.00 for payment of past due taxes, assessments and governmental charges levied or imposed upon the Property;

(c)         Such other and future advances as Lender may agree to in its sole and absolute discretion;

The unpaid principal amount of the Line of Credit Advances shall be due and payable in equal monthly installments of $10,000.00, beginning on October 1, 2009, and on the first day of each month thereafter until the earlier of: (i) termination of the Credit Facility; or (ii) January 31, 2010, when the entire balance of unpaid principal of the Line of Credit Advances shall be due and payable in full;

So long as any amounts funded under the Line of Credit remains outstanding, Borrowers shall deliver to Lender on Wednesday for the prior week, a weekly detailed aging of the Company's accounts receivable and accounts payable, in a form satisfactory to Lender in its sole and absolute discretion.

3.5           Real Estate Loan. Lender has applied the Cash Collateral to reduce the Indebtedness of Borrowers to Lender. Accordingly, the principal balance outstanding under the Real Estate Loan has been reduced $3,249,439. Notwithstanding any other provision of the Loan Documents to the contrary, Lender shall have no obligations to make any further advances to Borrower in connection with the Real Estate Loan. Lender shall reserve an amount equal to one month of principal and interest owed under the Real Estate Term Note.

3.6           Term Loan Advance. The Term Loan in Section 1.6 of the Credit Agreement is hereby terminated and Lender shall have no obligation to advance the Term Loan to the Borrowers.

3.7           Payments on Loans: Default Interest. Borrowers shall continue to make principal and interest payments on the Line of Credit and Real Estate Loan as provided for in the Credit Agreement. Borrowers hereby confirm that Lender is owed $53,338.88 in default interest (the "Default Interest"), which accrued upon Borrowers' default under the Credit Agreement. As an accommodation to Borrowers, Lender will defer the Default Interest until the earlier of: (i) termination of the Credit Facility; or (ii) January 31, 2010, at which time such amount shall be due and payable.

3.8           Letters of Credit: Amount. Section 1.11(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following: "Lender shall not issue any Letter of Credit if the face amount of the Letter of Credit would exceed the lesser of: (i) $1,500,000 less the L/C Amount, or (ii) the Borrowing Base, less an amount equal to aggregate unreimbursed Line of Credit Advances plus the L/C Amount. That certain Irrevocable Standby Letter of Credit Dated September 5, 2006, as amended, with an original face amount of $865,000.00, and that certain Irrevocable Standby Letter of Credit dated June 1, 2007, as amended, with an original face amount of $1,358,161.00 (collectively, the "Issued L/C") shall hereafter be deemed to have been issued under the Credit Agreement and shall be subject to the terms and conditions of the Credit Agreement. Notwithstanding anything contained in the Issued L/C or the Credit Agreement to the contrary, Lender shall have no obligation to issue any further Letter of Credit after January 31, 2010.

3.9           Cash Collateral. Borrower agrees that the collateral pledged pursuant to the Commercial Pledge Agreement dated September 1, 2006 by and between Lender and NutraCea and the Commercial Pledge Agreement dated May 14, 2007 by and between Lender and NutraCea (collectively, the "Pledge Agreements") shall be deposited into the Special Account concurrently with the execution and delivery of this Agreement, and shall be subject to the terms and conditions of the Credit Agreement and other Loan Documents.

3.10         Credit Facility Prepayment Fees: Facility Fees. Notwithstanding Section 1.8(e) of the Credit Agreement, Lender shall waive the termination fee for: (i) prepayments made pursuant to this Agreement; and (ii) Borrowers' termination of the Credit Facility or prepayment of the Indebtedness owed to Lender during the Forbearance Period. Subject to the terms and conditions of this Agreement, the Credit Agreement and the Loan Documents, Notwithstanding Section 1.8(c) of the Credit Agreement, Lender shall waive the Facility Fee owed to Lender on December 15, 2009.

3.11         Release of Lake Charles Collateral. Borrowers have represented to Lender that they are engaged in discussions to sell the Stabilized Rice Bran equipment located on the Premises with a street address of 6029 Joe Spears Road, Iowa, LA 70647 (the "Lake Charles Equipment"). Provided Borrowers are not in default of the Credit Agreement or Loan Documents and upon satisfaction of the conditions set forth in Section II of this Agreement, Lender shall release its interest and rights to the Lake Charles Equipment.

3.12         Brycon Construction Lien. Borrowers have represented to Lender that they are engaged in discussions with Brycon Residential Construction Co., Inc. ("Brycon"), the general contractor retained by Borrowers to perform certain construction work on the Property, pursuant to which Brycon would pay all current subcontractors who have delivered goods or services to the Property in exchange for the dismissal of the Complaint and delivery of lien waivers acceptable to Lender in its sole and absolute discretion. In order to facilitate the payment of the subcontractors, Borrowers have requested that Lender consent to the recordation of a deed of trust in favor of Brycon (the "Brycon Deed of Trust"), subordinate to the Deed of Trust. Lender wishes to evidence its agreement to accommodate Borrowers' request and make the advance set forth in Section 3.3(a) herein, expressly contingent on the following:

(a)         Settlement Agreement. Lenders review and approval of any settlement or other agreement between Borrowers and Brycon and the Brycon Deed of Trust.

(b)         Subordination Agreement. Borrowers shall cause Brycon to execute and deliver to Lender a Subordination Agreement in a form acceptable to Lender in its sole and absolute discretion.

(c)         Lien Releases. No later than 30 days after the full execution and delivery of this Agreement, Lender shall have received lien waivers bearing a then current date in a form satisfactory to the Lender, in its sole and absolute discretion, from Brycon and such subcontractors or materialmen as the Lender may designate.

(d)         Dismissal of Claims. No later than 30 days after the full execution and delivery of this Agreement, Borrowers shall deliver to Lender, evidence satisfactory to Lender in its sole and absolute discretion, that the Complaint and all crossclaims and counterclaims related thereto, have been fully and finally dismissed with prejudice.

(d)         Permits No later than 30 days after the full execution and delivery of this Agreement, Borrowers shall deliver to Lender any and all documents requested by Lender which Lender determines in its sole discretion are necessary to obtain certificates of occupancy for the Property, together with all necessary consents and reliance letters requested by Lender in its sole and absolute discretion.

3.13         Operating Account. The Credit Agreement, as modified herein, constitutes the entire agreement between Borrowers and Lender pertaining to the Operating Account and supersedes all prior agreements, understandings, negotiations and discussions, including the correspondence dated July 9, 2009, and Lender makes no warranty, representation or other agreement with respect to the Operating Account except as specifically set forth herein.

3.14         Defaults Under Agreement. Each of the Loan Documents is modified to provide that it shall be a new default and a new Event of Default thereunder if Borrowers fail to comply with any of their duties or Obligations under this Agreement. Further, it shall be a new default and a new Event of Default under each of the Loan Documents if any representation or warranty made by Borrowers in relation to this Agreement is materially incomplete, incorrect, or misleading.

3.15         Lender's Rights. In the event of any new default or Event of Default under the Credit Agreement, including any default or breach by Borrowers of their duties or obligations under this Agreement, Lender may immediately enforce its rights and remedies under the Loan Documents in any order or priority that Lender elects in its sole and absolute discretion, without notice and without any cure periods, including without limitation any of Lender's rights to setoff.

4.            RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL. The Loan Documents are ratified and affirmed by Borrowers, and the Loan Documents shall and do remain in full force and effect as modified by this Agreement. The liens and Security Interest granted to Lender in the Collateral also remain in full force and effect.

5.             REPRESENTATIONS AND WARRANTIES OF BORROWERS. Borrowers represent and warrant to Lender as follows:

5.1           No Adverse Claims. Borrowers have no claims, counterclaims, defenses, off sets, or recoupments of any kind against Lender with respect to the Indebtedness owing under the Loan Documents, or the liens and Security Interest of Lender in the Collateral.

5.2           Valid and Binding Obligations Owing to Lender. The Loan Documents as modified by this Agreement are the legal, valid, and binding Obligations of Borrowers. Any person executing this Agreement for Borrowers in a representative capacity confirms and acknowledges that he or she has full authority to bind Borrowers to the terms and conditions of this Agreement.

5.3           Requisite Power and Authority. Borrowers are each validly existing under the laws of the jurisdiction of their respective formation and organization and in good standing under the laws of any jurisdiction in which Borrowers conduct business activities, and Borrowers have the requisite power and authority to execute and deliver this Agreement to Lender and to perform all obligations under the Loan Documents as modified by this Agreement.

6.             AFFIRMATIVE COVENANTS OF BORROWER.

6.1           No New Defaults. The accommodations provided by Lender are limited to the exercise of Lender's rights and remedies arising as a result of the Existing Defaults, and Lender will not be deemed to have waived or suspended any rights or remedies arising as a result of a new default or Event of Default by Borrower under the Loan Documents (as amended). Borrower will not commit any new default or Event of Default under any of the Loan Documents (as modified).

6.2           Reimbursement of Lender's Costs and Expenses. Borrower will reimburse Lender for all of its costs and expenses (including attorneys' fees) reasonably incurred in relation to the Existing Defaults and in relation to this Agreement.

6.3           Subordination of Debt to Indebtedness Owing to Lender. All existing and future indebtedness (whether direct or indirect, liquidated or contingent) owing from Borrower to any Subsidiary, and any Affiliate, both now existing or arising in the future, is and will remain subordinated to the Indebtedness owing to Lender under the Loan Documents. In addition, any liens, security interests, mortgages, or pledges of assets of Borrower to any Subsidiary, and any Affiliate, both now existing or arising in the future, are expressly subordinate and junior in priority to the liens, Security Interest, mortgages, and pledges of the Collateral held by Lender regardless of the record priority or dates of public filings or other documentary rights assertable by any Subsidiary, and any Affiliate. Without limiting the generality of the foregoing, any Subsidiary, and any Affiliate (individually or collectively) will not receive any payments or transfers of property on account of any existing or future indebtedness or equity interests unless and until all Indebtedness owing to Lender under the Loan Documents are satisfied indefeasibly and in full.

6.4           Modification Fee. In consideration of Lender's willingness to modify the Credit Agreement as provided in this agreement, Borrowers will pay to Lender a fee in the amount of $325,000.00 (the "Modification Fee"), which Modification Fee is fully-earned as of the date of this Agreement, but which shall be payable on the earlier of: (i) termination of the Credit Facility; or (ii) January 31, 2010.

6.5           Further Assurances. Borrower will perform such acts, and will execute, deliver, and provide Lender with any documents, agreements, or instruments as are reasonably necessary to carry out the terms and conditions of this Agreement.

6.6           Release of Lender. In consideration of the benefits provided by Lender through this Agreement, Borrowers, by signing below (collectively, the "Releasing Parties") hereby fully, finally, and absolutely and forever release and discharge Lender and its present and former directors, shareholders, officers, employees, agents, representatives, attorneys, predecessors (including, without limitation, Wells Fargo Business Credit, Inc.), successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns (the "Released Parties"), from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of the Releasing Parties and, whether now known or unknown to the Releasing Parties, and whether contingent or matured: (i) in respect of any of the Loan Documents, or the actions or omissions of Lender occurring prior to the date of this Agreement in respect of the loan to Borrower, or any duties under the Loan Documents; and (ii) arising from events occurring prior to the date of this Agreement. Releasing Parties acknowledge that they have been informed by their attorneys, and are aware of and familiar with the general principle of law which provides that a general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with a debtor (the "Unknown Claims"). To the extent applicable, Releasing Parties expressly waive and relinquish all rights and benefits they may have under the principle of law relating to the release of Unknown Claims.

6.7           Term Sheet for Refinancing. On or before December 15, 2009, Borrowers shall have delivered to Lender a signed term sheet from a financial institution, in form and substance acceptable to Lender in its sole and absolute discretion, to refinance the Credit Facility.

6.8           Additional Equity: By not later than October 31, 2009, Borrowers will have obtained a cash infusion for working capital of at least $1,250,000.00 in the form of equity ("Additional Equity") or subordinated debt ("Subordinated Debt") (which shall be subordinated pursuant to a Subordination Agreement in form and substance acceptable to Lender in its sole discretion). The Additional Equity and Subordinated Debt shall be used solely for working capital of Borrowers.

6.9           Appraisal of Equipment. Borrowers shall have provided to Lender an appraisal of Borrower's equipment located on the Property in form and substance acceptable to Lender within 30 days after Borrower's execution of this Agreement.

6.10         Appraisal of Property. Borrowers shall have provided to Lender an appraisal of the Property in form and substance acceptable to Lender within 30 days after Borrower's execution of this Agreement.

6.11         Minimum Quarterly Net Income. The financial covenants set forth in Sections 5.2(a) - (e) shall not apply during the Forbearance Period. Instead, Borrowers shall achieve, for each period described below, Net Income of not less than the amount set forth for each such period (numbers appearing between "< >" are negative):

Quarter Ending	Minimum Net Income

June 30. 2009	<$6,000,000.00>

September 30. 2009	<$4,500,000.00>

7.             EXECUTION AND DELIVERY OF AGREEMENT BY LENDER. Lender is not bound by this Agreement until: (i) Lender has executed and delivered this Agreement to Borrowers; and (ii) all of the conditions set forth above in Section II are satisfied.

8.             BINDING EFFECT. The Loan Documents, as modified by this Agreement, will be binding upon and will inure to the benefit of Borrowers and Lender and their respective successors and assigns.

9.             CHOICE OF LAW/VENUE. This Agreement will be governed by and will be construed in accordance with the laws of the State of Arizona, without giving effect to any conflicts of law principles. Borrowers agree that the exclusive venue for any voluntary or involuntary bankruptcy of Borrowers will be the United States Bankruptcy Court for the District of Arizona (Phoenix Division), and that the exclusive venue for any litigation or disputes arising under or with respect to the Loan Documents or this Agreement will be in Maricopa County, Arizona.

10.           COUNTERPARTS. This Agreement may be signed in any number of counterparts. Facsimile signatures will be deemed acceptable as original signatures.

11.           NOTICES. Any notice or other communication required or permitted hereunder or under the Loan Agreement will be in writing and personally delivered; sent by telecopier, telefax, or facsimile transmission; or sent by prepaid overnight courier service; and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice hereunder:

(a)	If to Lender, at:

Wells Fargo Bank, National Association
Attn: Shane Luke
100 West Washington Street, 15th Floor
MACS4101-158
Phoenix, Arizona 85003
Telephone (602) 378-2468
Fax: (602) 378-6215

with a copy to:

Greenberg Traurig, LLP
Attn: Julie Rystad, Esq.
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
Telephone: (602) 445-8234
Fax: (602) 445-8619

(b)	If to Borrowers, at:

NutraCea
NutraPhoenix, LLC
5090 N. 40th Street, Suite 400
Phoenix, Arizona 85018
Attn: W. John Short
Telephone: (602) 552-3011
Fax: (602) 552-7575

with a copy to:

Weintraub Genshelea Chediak
Attn: Shawn Kent, Esq.
400 Capital Mall, 11th Floor
Sacramento, California 95814
Telephone: (916) 558-6128
Fax: (916) 446-1611

Notice will be presumed to have been received upon delivery by overnight mail, by hand-delivery, or upon communication during regular hours of the recipient by facsimile, telecopier, or telefax.

12.           ATTORNEYS' FEES. In the event of any dispute between the parties arising out of or in connection with this Agreement, the party which prevails in such action shall be reimbursed by the other party for reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such dispute.

13.           CONFLICTS. INCONSISTENCIES. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and the terms and provisions of the Credit Agreement or other Loan Documents, the terms and provisions of this Agreement shall control to the extent necessary to resolve such conflict or inconsistency.

14.           COSTS. Borrowers agree to reimburse Lender for all costs and expenses (including reasonable attorneys' fees) incurred with respect to the modifications to the Loan Documents contemplated by this Agreement, including the preparation and delivery of this Agreement.

15.           JOINT AND SEVERAL LIABILITY. The obligations pursuant to this Agreement, the Credit Agreement and each other Loan Document for each of the persons or entities of which Borrowers are comprised are joint and several.

Counterpart signature page for the "Forbearance Agreement and Amendment to Credit and Security Agreement " dated to be effective as of July 31, 2009 (the "Agreement"), between: (i) Wells Fargo Bank, National Association, (ii) NutraCea, a California corporation, and (iii) NutraPhoenix, LLC, a Delaware limited liability company.

NUTRACEA, a California corporation

By:	/s/ W. John Short
Name: W. John Short
Its: President

NUTRAPHOENIX, LLC, a Delaware limited liability company

By:	/s/ W. John Short
Name: W. John Short
Its: President

Counterpart signature page for the "Forbearance Agreement and Amendment to Credit and Security Agreement " dated to be effective as of July 31, 2009 (the "Agreement"), between: (i) Wells Fargo Bank, National Association, (ii) NutraCea, a California corporation, and (iii) NutraPhoenix, LLC, a Delaware limited liability company.

WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division

By:	/s/ Shane Luke
Name: Shane Luke
Its: Vice President

CERTIFICATE OF AUTHORITY OF BORROWERS

I, W. John Short, do hereby certify that 1 am the acting President of NutraCea, a California corporation and NutraPhoenix, LLC, a Delaware limited liability company (each a "Borrower," and collectively, the "Borrowers"). I further certify that the following is a true, complete and correct copy of resolutions duly adopted at one or more meetings of the directors of each of the above-referenced corporations held on the 24th day of July, 2009 or by unanimous, written consent; and I further certify that said resolutions are now in full force and effect:

First Resolution

RESOLVED that W. John Short, the President of Borrowers (the "Officer"), is authorized:

(i) To enter into the Forbearance Agreement and Amendment to Credit and Security Agreement, dated effective as of July 31, 2009 (the "Amendment"), with WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division (herein, with its participants, successors and assigns called the "Lender"), for and on behalf of and in the name of Borrowers;

(ii) To sign, execute and deliver agreements, acceptances or other evidences of indebtedness therefor, or in renewal or amendment thereof, in such amounts and for such time, at such rates of interest and upon such terms as such Officer may approve, such approval to be conclusively evidenced by such Officer's signature thereon;

(iii) To do such other acts and things, make such other agreements and execute and deliver such other contracts or writings as such Officer may deem to be appropriate in connection with any of the foregoing.

Second Resolution

RESOLVED FURTHER that the President of each of the Borrowers shall certify to the Lender the name and signature of the person presently authorized as Officer; the Lender shall be fully protected in relying on such certificates and on the obligation of such Officer (set forth above) immediately to certify to the Lender any change in any facts so certified; and the Lender shall be indemnified and saved harmless by the Borrower for, from and against any claims, demands, expenses, loss or damage resulting from or growing out of honoring or relying on the signature or other authority (whether or not properly used) of the Officer whose name and signature was so certified, or refusing to honor any signature or authority not so certified.

Third Resolution

RESOLVED FURTHER that the foregoing resolutions arc in addition to, and do not limit and shall not be limited by, any resolutions heretofore or hereafter adopted by the Borrower for the conduct of business with the Lender; and the foregoing resolutions shall continue in force until express written notice of their prospective rescission or modification, as to future transactions not then undertaken or committed for, has been received by the Lender.

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Fourth Resolution

RESOLVED FURTHER that any and all transactions by or on behalf of the Borrower with the Lender prior to the adoption of these resolutions be and the same hereby arc in all respects ratified, approved and confirmed.

I further certify that the directors of the Borrowers have, and at the time of adoption of the foregoing resolutions had, full power and lawful authority to adopt the foregoing resolutions and to confer the powers therein granted to the persons named and that such persons have full power and authority to exercise same.

I further certify that the foregoing resolutions are effective and binding on the Borrowers without approval by their respective shareholders.

I further certify that the Amendment and any other writings identified in the Resolutions set forth above, executed on behalf of the Borrowers by the authorized Officer, have been executed and delivered to the Lender and are the agreements and writings referred to in and approved by the Resolutions set forth above.

I further certify that the articles of incorporation and bylaws of each Borrower previously delivered to the Lender in connection with the Borrower's execution and delivery of the certificates of authority, each dated December 18, 2008 are in full force and effect and have not been altered, modified, terminated, amended or revised.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 31st day of July, 2009.

/s/ W. John Short
W. John Short, President

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